Exhibit 10.1

Execution Copy

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 26th day of April, 2011, by and between EMCORE Corporation (the “Company”), a corporation organized under the laws of the State of New Jersey, with its principal offices at 10420 Research Road, SE, Albuquerque, New Mexico 87123, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.           Authorization of Sale of the Shares. Subject to the terms and conditions of the Agreement, the Company has authorized the issuance and sale of 4,407,603 (as adjusted for stock splits, combinations, reclassifications and the like) shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Company, which number of shares is determined by dividing (i) Nine Million Six Hundred Fifty Two Thousand Six Hundred Fifty U.S. Dollars and Fifty Seven U.S. Cents ($9,652,650.57) (the “Total Purchase Price”) by (ii) the Purchase Price. For purposes of this Agreement:

1.1            “Closing Price” shall mean an amount equal to ninety-two percent (92%) of the VWAP during the Pricing Period;

1.2            “Purchase Price” shall mean $2.19 (as adjusted for stock splits, combinations, reclassifications and the like);

1.3            “Commission” or “SEC” shall mean the United States Securities and Exchange Commission;

1.4            “VWAP” shall mean the volume weighted average price of the Common Stock for such date on the Principal Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. or other nationally recognized quotation service;

1.5            “Pricing Period” shall mean the twenty (20) consecutive Trading Days immediately prior to, but not including, the Closing Date (as defined in Section 3);

1.6            “Principal Market” shall mean the Nasdaq Global Market, representing the exchange on which the Common Stock is listed or quoted for trading on the Closing Date; and

1.7            “Trading Day” shall mean a day on which the Common Stock is traded on the Principal Market.

SECTION 2.           Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares at a per Share purchase price equal to the Purchase Price, or an aggregate purchase price equal to the Total Purchase Price.

SECTION 3.           Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of the Company, 10420 Research Road, SE, Albuquerque, New Mexico, 87123, on the date that is three (3) Trading Days following the date on which all of the conditions for Closing set forth below have been satisfied or waived by the appropriate party or on such other date as is mutually agreed to by the Company and the Purchaser (the “Closing Date”).

At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the Total Purchase Price for the Shares by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares set forth in Section 1 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.

The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the Total Purchase Price for the Shares being purchased hereunder; (b) each of the representations and warranties of the Purchaser made herein are true and correct in all respects as of the date of this Agreement and as of the Closing; (c) the fulfillment of all undertakings of the Purchaser to be fulfilled on or prior to the Closing; (d) receipt by the Company from the Purchaser of a fully completed questionnaire attached hereto as Appendix I; and (e) delivery of a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) duly executed by the Purchaser.

The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions precedent, any one or more of which may be waived by the Purchaser: (a) each of the representations and warranties of the Company made herein are true and correct in all respects as of the date of this Agreement and as of the Closing; (b) the fulfillment of all undertakings of the Company to be fulfilled on or prior to the Closing; (c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the conditions to Purchaser’s obligations set forth in clauses (a), (b) and (j) of this paragraph are fulfilled and satisfied; (d) receipt by the Purchaser of a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s Board of Directors relating to this Agreement and the transactions contemplated hereby, (ii) the Company’s Restated Certificate of Incorporation and (iii) the Company’s By-laws, each as in effect at the Closing; (e) receipt by the Purchaser of a certificate, executed by the Company’s transfer agent and dated as of the Closing Date, evidencing the total number of shares outstanding as of a recent date, without giving effect to the issuance of the Shares; (f) the Common Stock (i) shall be listed on the Nasdaq Global Market and (ii) shall not have been suspended, as of the Closing Date, by the Securities and Exchange Commission (the “Commission”) or the Nasdaq Global Market from trading on the Nasdaq Global Market; (g) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Shares; (h) delivery of a Registration Rights Agreement duly executed by the Company; (i) delivery of a legal opinion of Stradling Yocca Carlson & Rauth, as counsel to the Company with respect to Securities Act and Exchange Act matters, dated as of the Closing Date in the form attached hereto as Exhibit B; (j) the Closing Price of a share of Common Stock shall be at least $1.50 per share (as adjusted for stock splits, combinations, reclassifications and the like); and (k) the Purchaser shall have obtained all governmental and/or regulatory consents and approvals, if any, necessary for its purchase of the Shares hereunder and for the payment of the Total Purchase Price in respect thereof, including without limitation the P.R.C. National Development Reform Commission, the Ministry of Commerce, and State Administration of Foreign Exchange.

SECTION 4.           Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows as of the date hereof and as of the Closing:

4.1            Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as currently conducted, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify could not reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of the Company and its direct and indirect subsidiaries, taken as a whole.

4.2            Reporting Company. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (collectively, “Reports”) required thereby on or prior to the Closing Date and, with respect to any SEC Document, has filed such SEC Document on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension, except where the failure to file on a timely basis could not reasonably be expected to have a Material Adverse Effect (including, for this purpose only, any failure to which would prevent any Purchaser from using Rule 144 under the Securities Act to resell any Shares).

4.3            Authorized Capital Stock. The Company had duly authorized and validly issued outstanding capitalization as set forth on Schedule I as of the date set forth therein (including any securities that are either now, or may in the future become, convertible and/or exercisable for shares of the Company’s capital stock); the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal, state and other securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the SEC Documents (as defined herein). Except as described in the SEC Documents, the Company does not have outstanding any, and no Person holds any, options or warrant to subscribe for or to purchase shares of its capital stock, any other securities or obligations convertible and/or exercisable for or into shares of its capital stock or any scrip put, call or other redemption or repurchase rights with respect to any of the Company’s securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

4.4            Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the SEC Documents (as defined herein). No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement which have not been waived or complied with. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

4.5            Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and the Registration Rights Agreement (each, a “Transaction Agreement”) and perform the transactions contemplated hereby and thereby. Each Transaction Agreement has been duly authorized, executed and delivered by the Company. Each Transaction Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies. The execution and performance of each Transaction Agreement by the Company and the consummation of the transactions herein or therein contemplated will not violate any provision of the certificate of incorporation or by-laws of the Company or any similar organization document or any of its direct or indirect subsidiaries and result in the breach or violation of any agreement or other instrument to which any of the Company or any of its direct or indirect subsidiaries is a party, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to any of them or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of any Transaction Agreement or the consummation of the transactions contemplated hereby or thereby, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares

4.6            Accountants. KPMG LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.7            Properties. The Company has good and marketable title to all the properties and assets described as owned by it in the consolidated financial statements included in the SEC Documents, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company, or (iii) those created pursuant to that certain Credit and Security Agreement dated as of November 11, 2010, between Wells Fargo Bank, National Association and the Company. The Company holds its leased properties under valid and binding leases. The Company owns or leases all such properties as are necessary to its operations as now conducted.

4.8            No Material Adverse Change. Except as disclosed in the SEC Documents, or except as otherwise publicly disclosed by the Company through the issuance of a press release, since September 30, 2010 (i) the Company has not incurred any material liabilities or obligations or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock or other securities of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business and any required scheduled payments); (v) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect; and (vi) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least two (2) Trading Days prior to the date that this representation is made.

4.9            Compliance. Each of the Company and its direct and indirect subsidiaries has conducted its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations as well as the requirements of the Nasdaq Global Market for continued listing of the Common Stock thereon, except where failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its direct or indirect subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of direct or indirect subsidiaries under), nor has the Company or any of its direct or indirect subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any contract of the Company that has been filed or was required to have been filed as an exhibit to any Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated under the Securities Act (each, a “Material Contract”) (whether or not such default or violation has been waived), or (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, except in each case as could not reasonably be expected to have a Material Adverse Effect

4.10          Taxes. Each of the Company and its direct or indirect subsidiaries has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and all other required tax returns, reports and declarations and has paid or accrued (and set aside and reserved an adequate amount for the payment of) all taxes or other amounts shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it or any of its direct or indirect subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.11          Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.12          Offering Materials. None of the Company, its directors and officers has distributed nor will distribute on or prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Shares. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act. Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, the Shares will be issued in compliance with all applicable federal, state and other securities laws and no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Agreements. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market.

4.13          Additional Information. The information contained in any Report filed by or on behalf of the Company in the two (2) years preceding the Closing Date (the “SEC Documents”), each of which SEC Documents is available through the Commission’s EDGAR system, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact reasonably expected to cause a Material Adverse Effect or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The SEC Documents include the following:

(a)            the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010;

(b)            the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2010;

(c)            the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010;

(d)            the Company’s Registration Statement on Form 8-A, relating to the description of its Common Stock, filed with the SEC on February 26, 2007, including any amendment or report filed for the purpose of updating such description; and

(e)            all other documents, if any, filed by the Company with the Commission since September 30, 2010 pursuant to the reporting requirements of the Exchange Act.

The SEC Documents, and the documents incorporated by reference therein or attached as exhibits thereto, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act Rules and Regulations and Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rule and Regulations, the “Rules and Regulations”).

4.14          Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

4.15          Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for working capital and general corporate purposes.

4.16          Non-Public Information. Neither the Company, nor any of its direct or indirect subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers or employees has disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date other than the existence of the transaction contemplated hereby.

4.17          Governmental Permits, Etc. Each of the Company and its direct and indirect subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations could not reasonably expected to have a Material Adverse Effect.

4.18          Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Agreement and the transactions contemplated hereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into the Agreements has been based solely on the independent evaluation by the Company and its representatives.

4.19          No Insolvency. Neither the Company nor any of its direct or indirect subsidiaries, whether individually or taken as a whole, is or are, as of the Closing Date, nor after giving effect to the transactions contemplated by the Agreement to occur at the Closing, will be Insolvent (as defined herein). For purposes of this Section, “Insolvent” means, with respect to any Person (as defined herein), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined herein), or (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4.20          Disclosure. All disclosure provided to the Purchaser regarding the Company, its direct or indirect subsidiaries, their respective businesses and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.21          Financial Statements. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company (or any direct or indirect subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Documents and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

4.22          Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s knowledge, threatened in writing (each, an “Action”) against the Company, any of its direct or indirect subsidiaries or any of their respective properties which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Agreements or the Shares or (ii) except as specifically disclosed in the SEC Documents, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as specifically disclosed in the SEC Documents, neither the Company nor any of its direct or indirect subsidiaries, nor to the Company’s knowledge any director or officer thereof, is or has been the subject of any Action against the Company, any of its direct or indirect subsidiaries or any of their respective directors or officers or involving a claim of violation of or liability under securities laws or a claim of breach of fiduciary duty. Except as specifically disclosed in the SEC Documents, there has not been, and to the Company’s knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its direct or indirect subsidiaries under the Exchange Act or the Securities Act.

4.23          Patents and Trademarks. Except as specifically disclosed in the SEC Documents, to the Company’s knowledge, the Company and its direct and indirect subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights described in the SEC Documents as necessary or material for use in connection with their respective businesses and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as specifically disclosed in the SEC Documents, neither the Company nor any of its direct or indirect subsidiaries has received a notice (written or otherwise) within the last twenty four (24) months that any of the Intellectual Property Rights used by the Company or any of its direct or indirect subsidiaries violates or infringes upon the rights of any Person. Except as specifically disclosed in the SEC Documents, there is no pending or, to the Company’s knowledge, threatened action, suit, or proceeding or claim by any Person that any of the Company’s and its direct or indirect subsidiaries’ businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights, in each case except as could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company and its direct and indirect subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.24          Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

4.25          Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.26          Registration Rights. Except as disclosed in the SEC Documents, other than the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

4.27          Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specifically disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received written notice from the Principal Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is in compliance with all listing and maintenance requirements of the Principal Market on the date hereof.

4.28          No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, none of the Company, any of its direct or indirect subsidiaries nor, to the Company’s knowledge, any of its directors, officers or other affiliates or any Person acting on their respective behalves has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Agreements to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market on which any of the securities of the Company are listed or designated. For purposes of this Agreement, “affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

4.29          Foreign Corrupt Practices. Neither the Company, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5.           Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing, that:

5.1            Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and the Purchaser has undertaken an independent analysis of the merits and the risks of an investment in the Shares, based on the Purchaser’s own financial circumstances; (ii) the Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares and to ask questions of, and receive answers from, the Company concerning such information; (iii) the Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Purchaser has, in connection with its decision to purchase the Shares, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein; (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and (vi) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. To Purchaser’s actual knowledge (without any, or duty to conduct an, investigation), as of the date hereof and as of the Closing Date (A) Purchaser is not an affiliate of any entity or person that has any material business relationship with the Company, and (B) no such person or entity having a material business relationship with the Company is the beneficial owner of the Shares being purchased hereunder within the meaning of Section 13D of the Exchange Act.

5.2            Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.3            Confidentiality. For the benefit of the Company, the Purchaser previously agreed with the Company to keep confidential all information concerning this private placement. The Purchaser is prohibited from reproducing or distributing this Agreement or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of a press release or press releases describing this offering. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

5.4            Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.5            Risk of Loss. The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, including, but not limited to, those set forth under the caption “Risk Factors” in certain SEC Documents. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.

5.6            Legend. The Purchaser understands that, until such time as the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold or until the Shares are registered pursuant to the Securities Act, the Shares will bear a restrictive legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, (ii) the Shares can be or are sold, assigned or transferred pursuant to Rule 144, or (iii) the Shares are registered under, or subject to a registration statement filed under, the Securities Act. The Company shall remove such legend no later than three Trading Days after satisfaction of any of the above conditions.

5.7            Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.8            Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of each Transaction Agreement, (ii) the making and performance of each Transaction Agreement by the Purchaser and the consummation of the transactions herein or therein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by any Transaction Agreement, (iv) upon the execution and delivery of each Transaction Agreement, such agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by any Transaction Agreement.

5.9            Short Sales. Since the time the Purchaser was first contacted about the offering of the Shares and the transactions contemplated hereby, the Purchaser has not taken, and prior to the public announcement of the transaction after the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

SECTION 6.            Additional Covenants. In connection with the transactions contemplated hereby, the parties hereto further agree as follows:

6.1            Furnishing of Information. In order to enable the Purchaser to sell the Shares under Rule 144 the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to any of the Exchange Act, Securities Act or any applicable Rules and Regulations. If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144.

6.2            Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Person (including any affiliate of the Company) shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Principal Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

6.3            Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement and the Registration Rights Agreement)).

6.4            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Agreements, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of the Purchaser, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.5            Indemnification. The Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Agreement.

Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 6.5, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

6.6            Principal Trading Market Listing. In the time and manner required by the Principal Market, the Company shall prepare and file with such Principal Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing on the Principal Market as promptly as possible thereafter.

6.7            Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon the written request of the Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser.

6.8            Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, the respective Shares purchased by Purchaser to Purchaser within five (5) Trading Days of the Closing Date.

6.9            Standstill. Purchaser covenants with the Company that, for so long as Purchaser owns any of the Shares, without the prior written consent of the Company, it will not effect (or enter into any agreement to effect): (a) any acquisition of any securities of the Company or of all or substantially all of the assets of the Company, except pursuant to this Agreement, or (b) any tender or exchange offer, merger or other business combination involving the Company.

6.10            Regulatory Approvals. As promptly as practicable after the date of this Agreement, but in no event later than ten (10) business days from the date of this Agreement: (i) Purchaser will make all filings required by legal requirements to be made by it, including without limitation those required, if any, by the P.R.C. National Development Reform Commission, the Ministry of Commerce, and State Administration of Foreign Exchange, to consummate the transactions contemplated herein, and (ii) make commercially reasonable efforts to obtain all such approvals and consents required to be obtained by Purchaser to consummate the transactions contemplated hereby; provided that Purchaser’s obligations under this Section 6.10 shall be subject to, and conditioned upon, the Company’s compliance with its obligations under this Section 6.10 as set forth below. The Company shall cooperate and take all commercially reasonably actions to facilitate and assist Purchaser in meeting its obligations under this Section 6.10.

6.11          Interim Operations. Except as contemplated by this Agreement or as the Purchaser may approve, from the date hereof until the earlier to occur of the Closing or the termination of this Agreement, the Company will and will cause its direct and indirect subsidiaries to conduct their respective business in the ordinary course and in a manner consistent with past practice. Without limitation of the foregoing, from the date hereof until the earlier to occur of the Closing or the termination of this Agreement, Company shall not, and shall not permit any of its direct or indirect subsidiaries to, directly or indirectly, without the prior written consent of the Purchaser, to take any action (or, if applicable, fail to take any action) which would, or could reasonably be expected to, cause any of the representations or warranties of the Company hereunder not to be true in all respects at the Closing or any other condition precedent to Purchaser’s or the Company’s obligations hereunder not to be fulfilled or satisfied. Until the earlier to occur of the Closing or the termination of this Agreement, the Company will not, and will not permit any of its direct and indirect subsidiaries to, sell any equity securities at a price per share below (or which could be below) the Purchase Price or enter into any agreement to do any of the foregoing. In the event that the Company or any of its direct and indirect subsidiaries prior to Closing or the termination of this Agreement sells, or enters into an agreement to sell, any equity securities at a price per share below (or which could be below) the Purchase Price, the Purchase Price shall be adjusted to equal such lower purchase price and the Company shall sell and issue hereunder an increased number of Shares hereunder calculated by dividing the Total Purchase Price as in effect before any adjustment to the Purchase Price by the new adjusted Purchase Price (such that the aggregate Total Purchase Price shall remain the same).

SECTION 7.           Survival of Agreements, Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties, covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement.

SECTION 8.           Broker’s Fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

SECTION 9.           Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

EMCORE Corporation
10420 Research Road, SE
Albuquerque, New Mexico, 87123
Attention: Hong Q. Hou
Facsimile: (505) 323-3402
E-mail: hong_hou@emcore.com

with a copy to:

EMCORE Corporation
2015 W. Chestnut Street
Alhambra, California 91803
Attention: Alfredo Gomez
Facsimile: (626) 293-3420
E-mail: alfredo_gomez@emcore.com

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing。

SECTION 10.         Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 11.         Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.         Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.         Governing Law; Venue; Dispute Resolution. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America with respect to federal securities law matters and the internal laws of the State of New Jersey (without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New Jersey to the rights and duties of the parties) with respect to all other matters. Any dispute arising from, out of or in connection with this Agreement or any other Transaction Document shall be settled through good-faith negotiations between the parties hereto. Such consultations and negotiation shall begin immediately after a party hereto has delivered to the other party hereto a written request for such consultation or negotiation. If within ninety (90) days following the date on which such notice is given, the dispute cannot be settled through consultations, the dispute shall be submitted to China International Economic and Trade Arbitration Commission Beijing Commission (the “Arbitral Body”) for arbitration according to its rules then in force. In the event any matter is so submitted to arbitration, there shall be three (3) arbitrators, one of which shall be selected by the Company, one of which shall be selected by the Purchaser and a third arbitrator shall be selected by such two arbitrators. Such arbitrators shall be selected within thirty (30) days after giving or receiving the demand for arbitration. If a party hereto does not appoint an arbitrator who has consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the Arbitral Body. The arbitrator mutually agreed by the two so appointed arbitrators shall not be a US or People’s Republic of China (“PRC”) national. If the arbitrators appointed by the parties hereto cannot agree on the choice of the third arbitrator within a period of thirty (30) days after their nomination, then the third arbitrator shall be appointed by the Arbitral Body with the condition that such arbitrator shall not be a US or PRC national. The arbitral award shall be final and binding upon all parties, and shall deal with the question of costs of arbitration and all matters related thereto. The language of the arbitration shall be in Chinese and English. The decision shall be in writing, signed by a majority of the arbitrators, and shall include a statement setting forth the reasons for the disposition of any claims.

Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of state and federal courts located in the City of New York, Borough of Manhattan for purposes of enforcing any arbitration award or disposition made or obtained pursuant to this Section 13 or to the enforce the provisions of this Section 13. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the choice of arbitration as a manner for dispute resolution or for the laying of the venue of any proceeding pursuant to this Section 13 brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 14.         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one counterpart have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed original signatures.

SECTION 15.         Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 16.         Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Agreement; provided, however, that the Company shall reimburse reasonable out-of-pocket expenses of the Purchaser for legal fees incurred with respect to the transactions set forth in this Agreement in an amount that shall not exceed US $30,000. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchaser pursuant to any applicable law or regulation of the United States, any state or jurisdiction therein.

SECTION 17.         Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.

SECTION 18.         Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of the Transaction Agreements.

SECTION 19.         Language of Agreement. This Agreement is written both in Chinese and English, and the Chinese version and the English version have the same legal effect. In the event that there is any inconsistency between the Chinese version and the English version, both parties hereto shall come to an agreement by negotiation in good faith. If the negotiation cannot be reached, the provisions of Section 13 shall be applied to resolve any such dispute.

SECTION 20.         Termination. This Agreement shall be terminated, and the parties obligations to effect the Closing shall be terminated: (i) upon the mutual election of the parties hereto pursuant to a written instrument signed by both such parties, (ii) upon not less than three (3) Trading Day’s prior written notice by a party to the other party if the conditions precedent to the terminating party’s obligations pursuant to Section 3 cannot be fulfilled or satisfied on or prior to the Drop Dead Date (as defined below), or (iii) if no Closing shall have occurred on or prior to August 31, 2011 (the “Drop Dead Date”).

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

EMCORE Corporation

By:	/s/ Hong Q. Hon
Name: Hong Q. Hon, Ph. D.
Title: Chief Executive Officer and President

Signature Page to Stock Purchase Agreement

Print or Type:

Shanghai Di Feng Investment Co. Ltd.
Name of Purchaser (Individual or Institution)

People’s Republic of China
Jurisdiction of Purchaser’s Executive Offices

Wang Qing
Name of Individual representing Purchaser (if an Institution)

Vice President
Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser:

/s/ Wang Qing

Address:	2405 Securities Plaza, No. 528 Pudong South Rd. Shanghai

Telephone:	+86 18616561056

Facsimile:	+86 (21) 68811829
E-mail:

Signature Page to Stock Purchase Agreement

SCHEDULE I

CAPITALIZATION

Outstanding as of April 8, 2011:

Securities	Number

Common Stock	88,329,228

Options	9,039,407

Warrants	3,000,003

Appendix I

EMCORE Corporation
STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:	Shanghai Di Feng Investment Co. Ltd.

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:	Same

3.	The mailing address of the Registered Holder listed in response to item 1 above:	2405 Securities Plaza, No. 528 Pudong South Road Shanghai CHINA

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:	N/A